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                                                                  EXHIBIT 23.1.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated March 15, 1995, with respect to the combined financial statements of Mark Rodriquez, Jr. Broadcasting, Inc. and Rodriquez Broadcasting, Inc., in the Registration Statement and related prospectus of Heftel Broadcasting Corporation for the registration of 3,500,000 shares of its Class A Common Stock.

                                            /s/ BELEW AVERITT LLP
                                            Belew Averitt LLP
Dallas, Texas
October 11, 1996